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                                (Exhibit 10)

                            SEPARATION AGREEMENT

       JACK ERNSBERGER and SHARED MEDICAL SYSTEMS CORPORATION have reached the following Agreement. In this Agreement, "Employee" refers to Mr. Ernsberger. "Company" refers to Shared Medical Systems Corporation.

  1.   Benefits and Payments.
       ---------------------

       The Company will pay Employee the following on a monthly basis until the earlier of July 31, 1994 or Employee's subsequent employment (including self-employment):

       (1) an amount equal to Employee's current monthly salary before taxes;
  (2) premium payments to continue Employee's medical and dental benefits under COBRA; and (3) premiums payments to continue Employee's life insurance coverage of $250,000 under an individual policy converted from the group policy. If Employee continues medical and dental coverage under COBRA or life insurance coverage under the converted individual policy after the above stated time period, Employee will be responsible for the premium payments. Employee understands that the Company will deduct from this settlement amount federal withholding taxes and other deductions the Company is required by law to make from wage payments to employees.

       SMS will cause to vest on October 1, 1993 the following Employee stock options: 17,857 options granted on November 6, 1989 and scheduled to vest on November 6, 1993, and 20,000 options granted on January 9, 1991 and scheduled to vest on January 9, 1994. Pursuant to the non-qualified stock option agreement signed by Employee, all vested options must be exercised within 90 days of termination of employment. SMS will, within a reasonable time after December 31, 1993 and based on actual performance of the Company, pay Employee 75% of any bonus Employee would have earned had he remained with the Company until December 31, 1993. After Employee pays SMS the cash surrender value of $16,725.68 for Employee's split-dollar life insurance policy, SMS will transfer ownership of such policy to Employee and Employee will be responsible for any premium payments after September 30, 1993. As described in Employee's Employment Agreement, Employee will remain eligible for retirement pay of $4000 monthly for 20 years beginning at age 60. Employee's Retirement Savings Plan monies will be paid in accordance with Plan provisions. Payment of the settlement amount will be made in accordance with the normal Company payroll cycle.

       Employee understands that these amounts are all Employee is entitled to receive from the Company. Employee will receive no further wage, vacation, stock option or other payments or grants from the Company. Employee will be responsible for any and all

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                                    - 31 -

  taxes relating to the amount paid to him pursuant to this Agreement.

  2.   Complete Release.  For and in consideration of the foregoing benefits and
       ----------------
  payments, which you agree are more than the Company is required to pay under its normal policies and procedures, you have agreed to release the Company, any related companies, and the employees and directors of any of them from all claims or demands Employee may have based on Employee's employment with the Company or the termination of that employment. This includes a release of any rights or claims Employee may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act which prohibits discrimination based on disability; or any other federal, state or local laws or regulations prohibiting employment discrimination. This includes a release by Employee of any claims relating to pay and commissions owed or any other form of additional compensation other than as set forth in the first paragraph. This also includes a release by Employee for any claims for wrongful discharge. This release covers both claims that Employee knows about and those he may not know about.

  This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act which arise after the date the Employee signs this Agreement.

  This release does not include a release of Employee's right, if any, to pension, retiree health or similar benefits under the Company's standard retirement program.

  3.   No Future Lawsuits.
       ------------------

  Employee agrees never to file a lawsuit asserting any claims that are released in the second paragraph.

  4.   Non-Admission of Liability.
       --------------------------

  The Company makes this Agreement to avoid the cost of defending against any possible lawsuit. By making this Agreement, the Company does not admit that it has done anything wrong.

  5.   Consequences of Employee Violation of Promises.
       ----------------------------------------------

  If Employee breaks Employee's promise in the third paragraph of this Agreement and files a lawsuit based on legal claims that Employee has released, Employee will pay for all costs incurred by the Company, any related companies or the directors or

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                                    - 32 -

  employees of any of them, including reasonable attorneys' fees, in defending against the Employee's claim.

  6.   Period for Review and Consideration.
       -----------------------------------

  Employee understands that Employee has been given a period of 21 days to review and consider this Agreement before signing it. Employee further understands that Employee may use as much of this 21 day period as Employee wishes prior to signing. Employee is advised to consult with an attorney before signing this Agreement. Employee understands that whether or not to do so is Employee's decision.

    Employee may revoke this Agreement within 7 days of Employee's signing it. Revocation can be made by delivering a written notice of revocation to Mr. R. James Macaleer, Chairman, Shared Medical Systems Corporation, 51 Valley Stream Parkway, Malvern, Pennsylvania 19355. For this revocation to be effective, written notice must be received by Mr. Macaleer no later than the close of business on the seventh day after Employee signs this Agreement. If Employee revokes this Agreement it shall not be effective or enforceable and Employee will not receive the benefits and payments described in the first paragraph.

  7.   Termination of Employment.
       -------------------------

  Employee's resignation will be effective as of October 1, 1993.

  8.   Confidential Information.
       ------------------------

  Employee shall not disclose the fact or terms of this Agreement to any person or entity except for disclosures to members of Employee's immediate family or financial or legal advisors who have been or will be involved with the matters herein in the ordinary course and who will keep the information confidential, except as ordered by a court.

  Employee acknowledges that during his employment, he has had access to trade secrets, proprietary and other Company confidential business information (including, without limitation, customer lists, customer needs and requirements, existing programs and programs in development, marketing plans, pricing information and formulas, employee lists, salaries and benefits) and information which the Company has obtained from third parties. Because confidentiality of such information is critical to the Company's ability to compete, and the Company is contractually bound to keep the third party information confidential, upon termination of his employment, Employee agrees not to disclose any of the above information at any time. Employee agrees to continue to honor his confidentiality obligations under his Employment Agreement with the Company.

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                                    - 33 -

  9.   Other Employment.
       ----------------

  Employee agrees that should he find other employment, he will notify Company promptly and the settlement payments will cease immediately. In addition, Employee agrees to repay Company for any monies received after the time when he begins new employment.

  Company agrees not to protest Employee's entitlement to unemployment compensation.

  10.  Entire Agreement.
       ----------------

  This is the entire Agreement between Employee and the Company. This Agreement supersedes any and all other prior agreement(s) between Employee and the Company. The Company has made no promises to Employee other than those in this Agreement. This Agreement can only be modified in writing signed by both Employee and the Company.


  PLEASE READ THIS AGREEMENT CAREFULLY. IF YOU AGREE THAT IT ACCURATLEY SETS FORTH THE TERMS OF OUR AGREEMENT, THEN PLEASE SIGN AND RETURN ONE ORIGINAL TO ME AT YOUR EARLIEST CONVENIENCE, AND IN NO EVENT LATER THAN 21 DAYS FROM TODAY. AFTER YOU DO SIGN IT, YOU WILL HAVE 7 DAYS TO CHANGE YOUR MIND AND REVOKE YOUR AGREEMENT.


                            /s/ Jack L. Ernsberger
                         ----------------------------------
                         Employee

                         Date:  10/21/93
                              ------------------------
                         SHARED MEDICAL SYSTEMS CORPORATION

                         By:  /s/ R. James Macaleer
                            -------------------------------
                         Date:  9/30/93
                              ------------------------

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